EXHIBIT 10.31

[Letterhead of Deere Credit, Inc.]

Date: September 21, 2006

Robert V. Johnson

FC Stone, L.L.C.

2829 Westown Parkway

Suite 200

West Des Moines, IA 50266

Dear Bob,

Reference:	Revolving Operating Note

Note Account No: 809121003G1

Amount: $7,000,000

Note Dated: November 21, 2002, as amended

Original Due Date: December 1, 2005, unless extended

Current Due Date: December 1, 2006

Extended Due Date: October 1, 2009

The Note referenced above contains a provision that the Note may be may be renewed and the Due Date extended. Notice is hereby given that the Due Date of the referenced Note has been extended to October 1, 2009. All other terms and conditions remain unchanged.

Sincerely,

/s/ Bert

Bert Johnson

Agribusiness Portfolio Manager